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                                  EXHIBIT 10.2





                AMENDED AND RESTATED MERCHANT SERVICES AGREEMENT


                    BETWEEN THE COMPANY AND HURLEY STATE BANK


                            DATED AS OF JULY 1, 2000


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                AMENDED AND RESTATED MERCHANT SERVICES AGREEMENT


         This AMENDED AND RESTATED MERCHANT SERVICES AGREEMENT ("Agreement") made as of July 1, 2000, by and between HURLEY STATE BANK ("Bank"), a banking corporation organized and existing under the laws of the State of South Dakota, with its offices at Sioux Falls, South Dakota, and THE CHILDREN'S PLACE RETAIL STORES, INC. ("Company"), a corporation organized and existing under the laws of the State of Delaware, with its offices at 915 Secaucus Road, Secaucus, New Jersey 07094.


                                   WITNESSETH:

         WHEREAS, Bank and Company entered into a Merchant Services Agreement dated December 12, 1994, (the "Predecessor Agreement"), under which Bank issues to consumers private label credit cards for use at Company's retail establishments and via the Internet; and

         WHEREAS, Bank and Company desire to continue their relationship but wish to amend and supplement certain provisions.

         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company agree as follows:

                             ARTICLE I - DEFINITIONS

         1.1 DEFINITIONS. Except as otherwise specifically indicated, the following terms will have the meaning specified herein:

                  "Account" means a Card account, whether issued under this Agreement or the Predecessor Agreement. An Account may have more than one Card issued for it. All Accounts are deemed to be the property of Bank. Bank will determine the terms and conditions under which Accounts will be established.

                  "Active Account" means any Account that has not been written off and that has a debit or credit balance at any time during a billing period.

                  "Application" means Bank's credit application which must be completed by persons who wish to become Cardholders and which must be submitted to Bank for review.

                  "Authorization" means permission from Bank to make a Card
Sale.

                  "Authorized Goods and Services" means goods and services normally and customarily offered by Company at Stores and through the Internet.

                  "Authorization Center" means the facility designated by Bank as the facility at which Card Sales are authorized.


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                  "Business Day" means Mondays through Fridays except days when
Bank is closed for business.

                  "Card" means a credit card issued by Bank with Company's name and logo appearing on such card or with such other design as mutually acceptable to the parties, which evidences an Account.

                  "Card Plan" means the program under which Accounts will be established and Cards issued to qualified applicants.

                  "Card Sale" means any sale of Authorized Goods and Services that Company makes to a Cardholder pursuant to this Agreement that is charged to an Account.

                  "Cardholder" means any person to whom a Card has been issued and/or any authorized user.

                  "Chargeback" means the refusal of Bank to pay Company for a Card Sale or the return to Company and reimbursement to Bank of a Card Sale for which Company was previously paid.

                  "Company Mark" means any name, logo, trademark, service mark or other proprietary designation selected for use in connection with the Card Plan. The Company Marks are set forth in Schedule C, as amended from time to time.

                  "Credit" means a non-cash refund issued by Company to a Cardholder of all or a portion of the amount of a Card Sale.

                  "Credit Slip" means evidence of a Credit in electronic or paper form.

                  "Effective Date" means the date set forth in Section 4.4(a) of this Agreement.

                  "Electronic Location" means a Company location at which there is an Electronic Terminal.

                  "Electronic Terminal" means an electronic terminal or computer capable of communicating by means of an on-line or dial-up electronic link (whether routed through Bank's facilities or otherwise) with an Authorization Center to obtain Authorization.

                  "Floor Limit" means the United States dollar amount designated by Bank, as it may be changed from time to time, at or above which Authorization must be obtained to make a Card Sale.

                  "Net Card Sales" means the total amount of Card Sales properly remitted to Bank minus the total amount of Credits properly remitted to Bank.

                  "Operating Regulations" means the standard operating procedures of Bank, as

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they may be changed by Bank from time to time in accordance with Section 2.4 of this Agreement. The current version of the Operating Regulations is attached hereto as Exhibit A. For purposes of this Agreement, the Operating Regulations are deemed an integral part of this Agreement and references to this Agreement will be deemed to include the Operating Regulations.

                  "Regular Revolving Card Plan" means all Card Plans other than Special Credit Plans.

                  "Required Disclosures" means forms of credit disclosures and disclosure documents provided by Bank which must be used by Company in connection with advertising, marketing and promoting the Card Plan, accepting Applications and making Card Sales.

                  "Sales Data" means the electronic data transmission of Card transactions (e.g., Card Sales and Credits).

                  "Sales Slip" means evidence of a Card Sale in electronic or paper form.

                  "Second Look Account" means an Account which did not qualify for an Account under the Bank's standard credit granting criteria but which did qualify for an Account under a higher risk - score model maintained by the Bank, which shall have the sole and exclusive right to establish and modify credit granting criteria for Second Look Accounts. Either party shall also have the right to terminate the establishment of new Second Look Accounts at any time.

                  "Settlement" means the reimbursement to Company for the Net Card Sales.

                  "Settlement Account" means the deposit account(s) at the financial institution(s) designated by Company as the account(s) to be debited and/or credited, as applicable, for the Settlement of Card transactions and the payment of any fees and charges due hereunder.

                  "Special Credit Plan" means a Card Plan under which interest is either waived or deferred for a period of time after the Card Sale. Payments may or may not be required during the interest deferral or waiver period, and a minimum purchase amount may be required. Special Credit Plans include without limitation those described in Schedule E of this Agreement: "90 Days Same As Cash".

                  "Store" means a retail store in the United States and its territories owned and operated by Company.

         1.2. CONSTRUCTION. Unless the context otherwise clearly indicates, words used in the singular include the plural and words used in the plural include the singular.

ARTICLE II - ISSUANCE OF ACCOUNTS AND ACCEPTANCE OF CARDS

         2.1 CONDITIONS OF OPENING ACCOUNTS. Subject to the terms and conditions of this Agreement, Bank shall receive Applications for Card Accounts and approve or decline Accounts in accordance with Bank's Account issuance criteria.


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                  (a) WRITTEN APPLICATIONS. Applications which are received by
Bank through the mail and are not made contemporaneously with a sale will be reviewed in accordance with Bank's customary practice for written Applications.

                  (b) APPLICATIONS WITH ACCOMPANYING SALE. Applications transmitted to Bank in a mutually acceptable manner and format by Company's employees in conjunction with a sale will be reviewed by Bank in accordance with Bank's Account issuance criteria. Company shall be responsible for the following:

                      (i) Providing all information required on
                  the Application which has been requested by Bank's representative.

                      (ii) Obtaining positive identification and
                  verification of the person applying for the Account in accordance with the Operating Regulations, which includes but is not limited to obtaining the person's driver's license number or state issued identification card number and social security number.

                      (iii) Obtaining the signature on the
                  Application of all persons whose names will appear on the Account or who will be responsible for the Account.

                      (iv) Upon either approval or decline,
                  sending the Application to Bank at the designated address within five (5) Business Days.

                      (v) Entering the sale into Company's Electronic
                  Terminal. If requested to do so by Bank's representative, Company's employee shall also enter into the Electronic Terminal the approval code provided by Bank to Company.

                      (vi) Providing to each applicant a copy of the Hurley
                  State Bank Credit Card Agreement and any other Required Disclosures Bank provides to Company for distribution to applicants.

                  (c) INTERNET APPLICATIONS. Customers of Company who wish to apply for a Card Account may do so via Company's Internet website, when such becomes available. All Applications received by Bank via the Internet will be processed only if all of the information requested on the website Application form has been completed. Bank will request Customers who submit incomplete Applications to provide missing information.

Failure to adhere to the above procedures may result in a Chargeback in accordance with Section 2.10 of this Agreement.

         2.2      HONORING OF CARDS.

                  (a) CONDITIONS FOR HONORING CARDS. Subject to the terms and conditions of this Agreement, Company agrees to accept the Card for payment of Authorized Goods and Services in those instances when a Cardholder wishes to charge the purchase of Authorized

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Goods and Services to his/her Account and Company shall not attempt to suppress or discriminate against use of a Card by a Cardholder (except in accordance with this Agreement). Company shall not knowingly permit Authorized Goods and Services sold to commercial enterprises to be charged to Accounts. Company shall accept the Card at all of its Stores in the United States and its territories for the purchase of Authorized Goods and Services, provided the Sales Data resulting from such acceptance of the Card is submitted to Bank in United States dollars. Bank will advise Company if Bank develops the capability to accept Sales Data in currencies other than United States dollars. In such event, Card transactions may be made in such other currencies upon terms and conditions to be mutually determined at that time. If any facility or service is operated on Company premises under a franchise, lease or license from Company and such franchisee, lessee or licensee (which is not a party to a merchant services agreement with Bank) agrees with Company to accept Cards, Card transactions made at such facility or service will be subject to the terms and conditions of this Agreement and must be handled through Company as if Company had transacted such Card transactions. Company shall be obligated to pay its franchisee, lessee or licensee with respect to such Card transactions.

                  (b) COMMENCEMENT OF CARD ACCEPTANCE; PROMOTION OF CARD PLAN. Acceptance of Cards by Company will commence on or about the date of this Agreement or as soon thereafter as agreed to by the parties and will continue until the termination of this Agreement. Company shall actively and consistently promote, participate in and support the Card program and Card Plan throughout the term of this Agreement. Company shall encourage customers to apply for Cards and shall encourage Cardholders to use Cards for purchases of Authorized Goods and Services. During the term of this Agreement neither Company nor any other party on behalf of Company will enter into any arrangement or agreement with a third party provider under which Company issues, sponsors, participates in or accepts another private label credit card, or private label credit account; nor shall Company or any other party on behalf of Company enter into any arrangement or agreement with a third party provider under which Company issues, sponsors or participates in the marketing of any cobranded credit card or credit account. Notwithstanding the foregoing, nothing contained in this Agreement will be construed to prohibit Company from accepting any major general purpose credit card (e.g., NOVUS, American Express, MasterCard, Visa, Diner's Club and JCB) as a means of payment by customers for purchases of Authorized Goods and Services. Company agrees that Bank shall have the right to review, and approve or decline each credit application submitted by a customer or prospective customer of Company before such credit application is provided to any other party. Subject to the foregoing sentence, Company may offer secondary sources of financing to those of its customers that do not qualify for an Account, provided Company does not issue, arrange to issue, or accept any private label credit card or private label credit account in connection with such financing.

         2.3 ACCEPTANCE OF CARDS. Company shall accept each Card or valid Active Account number presented by a Cardholder as payment for Authorized Goods and Services provided that all of the following conditions are met with respect to each Card Sale and that Company further complies with all of the procedures set forth elsewhere in this Agreement and in the Operating Regulations relating to the acceptance of Cards each time it makes a Card Sale:

                           (a) The Card or valid Active Account number is presented to


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                  Company on or before the expiration date, if any, shown on its face;

                           (b) The Card or valid Active Account number is used as payment for Authorized Goods and Services purchased by a Cardholder;

                           (c) Company will not accept a Card or valid Active Account number for the purpose of advancing money to a Cardholder or paying money to a Cardholder for any amount that is included in a Card Sale;

                           (d) Company has followed the procedures for the completion of Sales Slips as set forth in Section 2.5 of this Agreement; and

                           (e) Company has obtained Authorization for the Card Sale if required pursuant to Section 2.6 of this Agreement.


         2.4 OPERATING REGULATIONS. The Operating Regulations may be changed by Bank from time to time upon not less than sixty (60) days prior written notice to Company, provided, however, that changes which do not require major systems or operational modifications and changes required for security measures shall become effective as soon as possible following Company's receipt of notice thereof but in all events shall become effective within ten (10) days of Company's receipt of notice thereof. In the event of any conflict or inconsistency between the terms of this Agreement and those of the Operating Regulations, the former shall govern.

         2.5      COMPLETION OF SALES SLIPS.

                  (a) GENERAL REQUIREMENTS. For each Card Sale, Company shall prepare a Sales Slip using a form that is mutually acceptable to Bank and Company, E.G., a universal sales slip. Each Sales Slip must be legible and fully completed with the information required under Section 2.5 of this Agreement, as applicable. Company shall include all Authorized Goods and Services purchased in a single transaction on one Sales Slip.

                  (b) MAIL/TELEPHONE/INTERNET ORDERS. For each mail/telephone/Internet order Card Sale, Company shall record the following on the Sales Slip:

                      (i) The date and location (city/state) of the Card Sale, unless otherwise provided to Bank, E.G. batch reports, etc.;

                      (ii) A brief description of the Authorized Goods and Services;

                      (iii) The total amount of the Card Sale, including tax;

                      (iv)   The Account number;

                      (v)    The expiration date, if any, of the Card;

                      (vi)   The Authorization number or code (where
                  applicable);


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                      (vii)  Company's merchant number, unless otherwise
                  provided to Bank, E.G. batch reports;

                      (viii) Work or daytime telephone number;

                      (ix)   The shipping address; and

                      (x)    The shipping date.

                  (c) RETAIL SALES. Each Sales Slip must be legible and fully completed with the same information required for mail/telephone/Internet order Card Sales (specified in Section 2.5(b) of this Agreement) excluding information pertaining to a shipping address, work or daytime telephone number or shipping date. Each Sales Slip relating to a Card transaction made at a retail location must be imprinted to obtain a clear imprint of the Card; provided that in the case of Sales Data which are electronically produced by Company, Company shall not be required to obtain an imprint of the Card. A Sales Slip must be signed by the Cardholder for each Card Sale at the time the Card Sale is made and in the presence of an authorized representative or employee of Company. The signature on the Sales Slip must be reasonably similar to the signature appearing on the signature panel of the Card. After completion of the Card Sale, Company shall provide a legible and completed copy of the Sales Slip to the Cardholder. If Company fails to obtain the signature of the Cardholder on a Sales Slip and the Cardholder has not authorized the Card Sale or denies the validity of the Card Sale, the Card Sale shall be subject to Chargeback pursuant to Section 2.10 of this Agreement.

         2.6      AUTHORIZATION.

                  (a) GENERAL REQUIREMENTS. In accordance with the terms of this
Section 2.6, Company must obtain Authorization for each proposed Card Sale at or above the Floor Limit. For purposes of this Agreement, the purchase of one or more items or other Authorized Goods and Services made by a Cardholder at one Company Store and at one time will be deemed to constitute a single Card Sale.

                  (b) FLOOR LIMIT. The Floor Limit is $0. Bank may change the Floor Limit upon notice to Company.

                  (c) OBTAINING AUTHORIZATION.

                      (i) ELECTRONIC LOCATIONS. To obtain Authorization for
                  Card Sales made at Electronic Locations, Company shall utilize an Electronic Terminal in accordance with procedures applicable for the use of that terminal. Company agrees that the Electronic Terminals it uses will be those provided to Company by Bank or its designee (at Company's expense) or will be otherwise reasonably acceptable to Bank. At an Electronic Location, if a referral code is displayed on an Electronic Terminal, Company shall telephone Bank to obtain further instructions, using a toll-free telephone number provided by Bank for such purpose.

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                      (ii) NON-ELECTRONIC AUTHORIZATION. To obtain
                  Authorization when Bank's electronic capability to provide Authorization or Company's electronic capability to obtain Authorization is not operational, Company shall contact Bank using a toll-free telephone number provided by Bank for such purpose. If the Authorization Center approves the Card Sale, Company will be given an Authorization code or number which must be written on the Sales Slip.

                  (d) RIGHT OF CHARGEBACK. If Authorization for any Card Sale is not obtained by Company, or requested by Company but declined by Bank, Bank may process a Chargeback for such Card Sale pursuant to Section 2.10 of this Agreement.

                  (e) CANCELLATION OF ACCOUNT/AUTHORIZATION. Once a consumer has received the terms and conditions which apply to the credit card account, they will have the option to not accept the terms and conditions and close their Account. If this occurs, no sale can be posted to nor billed through the Account. Bank will promptly notify Company and Company will be responsible for making alternate payment arrangements with the consumer. In addition, at Bank's expense, Bank will make available during Bank's normal authorization hours, a toll-free number which Company may call in the event a previously authorized Card Sale is canceled by the Cardholder.

         2.7      SETTLEMENT OF CARD TRANSACTIONS.

                  (a) REMITTANCE OF SALES DATA BY COMPANY. At least weekly, Company shall remit Sales Data to Bank. All such remittances must be in Bank's form and format. Remittances of Sales Data must contain all of the information specified in this Agreement and the Operating Regulations. Upon receipt thereof, Bank will balance and edit the data submitted and make appropriate adjustments for errors or invalid or incomplete transactions. In the event all or a portion of the required data is not received by Bank or such data is unreadable, Bank shall not be required to process the Sales Data containing the missing or unreadable data, but shall promptly inform Company or its designated agent of the missing or unreadable data. Company shall be responsible for retrieving and resubmitting the Sales Data in completed form. Company shall be responsible for the loss, damage or destruction of Sales Data until such Sales Data is received by Bank or by Bank's designated processor.

                  (b) OBLIGATION TO REIMBURSE COMPANY FOR SALES DATA. Subject to Bank's right of Chargeback, Bank shall reimburse Company for all Card Sales properly remitted by Company and received by Bank. Bank will pay Company an amount equal to the total amount of Card Sales submitted to and received by Bank, less the amount of Credits, if any, submitted by Company, plus or minus the applicable amount, if any, for other adjustments to the amounts so submitted. Bank will not be required to reimburse Company for any Card Sale not submitted within sixty (60) days of the date of the Card Sale.

                  (c) METHOD AND TIMING OF SETTLEMENT. For each electronic remittance of Sales Data received in Bank's form and format by 10:00 a.m. local time on a Business Day at the location specified by Bank, Bank will use its best efforts to initiate the appropriate credit or debit, as applicable, to the Settlement Account through the Automated Clearing House Network


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or any other method, including FedWire, as mutually agreed to by the parties
("ACH Network") by the following Business Day. With respect to each such remittance of Sales Data received by Bank after 10:00 a.m. local time on a Business Day, Bank will use its best efforts to initiate the appropriate credit or debit, as applicable, to the Settlement Account through the ACH Network by the second Business Day after the date of receipt. Bank will not accept remittance of Card transaction data in paper form (hard copy). Company hereby
(i) agrees to be bound by the terms of the operating rules of the National Automated Clearing House Association, as in effect from time to time, and (ii) authorizes Bank and its designated agents and representatives to initiate credit or debit entries and adjustments to the Settlement Account. Bank shall not be liable for any delays in receipt of funds or errors in Settlement Account entries caused by third parties. The following obligations of Company will survive the termination of this Agreement. Company shall not close the Settlement Account without providing Bank at least five (5) Business Days prior written notice of such closure and substitution of another account. Upon termination of this Agreement, Company agrees to maintain the Settlement Account with sufficient funds until such time as Bank has processed all Chargebacks and other adjustments and Company agrees to permit Bank to credit and debit such Settlement Account until all charges, Chargebacks and other adjustments are settled as provided for in this Agreement. Company shall be solely liable for all fees and costs associated with the Settlement Account. This authority will remain in effect until five (5) Business Days after Bank receives written notice from Company of its cancellation of such authorization, provided that in the event of termination of this Agreement, Company agrees to maintain the Settlement Account with sufficient funds until such time as Company and Bank agree that all Chargebacks and other adjustments are processed and to permit Bank to credit and debit such Settlement Account until all charges, Chargebacks and other adjustments are settled as provided in this Agreement. Bank shall not be liable to Company for any delays in receipt of funds or errors in credit entries caused by Company or by third parties including, but not limited to, a clearinghouse, Company's financial institution, or any agent of Company.

         2.8 CARDHOLDER CREDITS AND PAYMENTS. Unless specifically required by law, Company shall not give cash refunds to any Cardholder in connection with a Card Sale. For each Credit issued by Company, Company shall prepare and deliver to the Cardholder a Credit Slip which Company shall complete in accordance with the Operating Regulations. Company shall submit Sales Data evidencing each Credit to Bank within seven (7) days after the Credit is issued in order that the appropriate Credit may be entered on the Cardholder's Account. Company shall be permitted to receive Cardholder payments to Bank at Company's retail establishments.

         2.9 BILLING INQUIRIES AND CARDHOLDER DISPUTES. Bank will notify Company on a current basis when a Cardholder has made a billing inquiry or filed a billing error notice relating to a Card Sale made by Company. Company agrees to investigate and make a good faith effort to resolve each billing inquiry or dispute referred to it by Bank or received directly from a Cardholder. Within fifteen (15) Business Days from the date Bank sends a billing inquiry or dispute to Company, Company shall notify Bank in writing of the resolution thereof or the action Company will take to resolve the billing inquiry or dispute. Company shall provide Bank with all such information as Bank may reasonably request in connection therewith.

         2.10     CHARGEBACK RIGHTS AND PROCEDURES.

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                  (a) CHARGEBACK RIGHTS. If Company has not complied with the terms of this Agreement or with the Operating Regulations with respect to either the opening of Accounts or a Card Sale made by Company, or if, at the end of the fifteen (15) Business Day billing inquiry/dispute resolution period specified in
Section 2.9 of this Agreement, the billing inquiry or dispute is not resolved (or Bank has not been informed of the resolution or the action Company will take to resolve the billing inquiry or dispute), Bank may process a Chargeback to Company for the amount of the Card Sale, the Account balance or the disputed portion thereof, as applicable. If Bank processes a Chargeback and the disputed amount is subsequently paid by the Cardholder, Bank will reimburse Company for the disputed amount.

                  (b) METHOD OF RECOURSE. Bank is not required to pay Company for a Card Sale which is being charged back. If Bank has already paid Company for such Card Sale, Bank, at its sole discretion, may deduct the amount to be charged back from the Settlement Account or offset such amount from a future payment to Company. Any Chargebacks which are not paid by the aforesaid means shall be due and payable by Company promptly on demand.

                  (c) COMPLIANCE WITH LAWS. Notwithstanding anything to the contrary contained herein, in the event a Cardholder, in accordance with the provisions of applicable state law or the federal Truth in Lending Act and Regulation Z, as they may be amended from time to time, files with Bank a billing error inquiry or alleges a quality dispute with respect to goods or services purchased from Company, Bank has the right of Chargeback against Company with respect to the Card Sale which is the subject of such inquiry or dispute.

                  (d) EXCESSIVE CHARGEBACKS. If Chargebacks exceed 1.5% of the total number of Card Sales submitted by Company with respect to an individual Company Store in any calendar quarter, Bank reserves the right to assess, and Company agrees to pay, a fee of $7.50 for each Chargeback in excess of the 1.5% limit.

                  (e) NON-RECEIPT OF AUTHORIZED GOODS OR SERVICES. Bank may offset from the Settlement Account the amount of any loss incurred by Bank which results from a claim by a Cardholder that he or she did not receive a purchase and receipt of such purchase is not evidenced by a valid cardholder's signature, and was billed to the Cardholder's Account.


         2.11 REPRESENTATIONS AND WARRANTIES. Company makes the following representations and warranties to Bank with respect to each Account, all Sales Data remitted to Bank, and as to each Card transaction evidenced thereby. Each and all of the representations and warranties made by Company will survive the termination of this Agreement.

                  (a) The information set forth on each Application is accurate and correct to the best of Company's knowledge, as provided by the applicant and each Application has been completed in compliance with this Agreement and the Operating Regulations.

                  (b) The Sales Data represents a bona fide sale made at a Store or on the Internet by Company of Authorized Goods and Services, not previously submitted and is originated by Company in compliance with this Agreement and the Operating Regulations.


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         2.12     REPORTS. Bank shall supply Company with monthly report(s)
containing information regarding the Card program. Company may elect to receive additional reports available from Bank at Bank's then current price for such reports.

                               ARTICLE III - FEES

         3.1      FEES.

                  (a) For each Card Sale made by Company, Bank shall charge and Company agrees to pay a fee in the amount set forth in Schedule E (the "Merchant Fee"), which Merchant Fee will be subject to adjustment as provided herein and in Schedule E. In addition, for each Card Sale made by Company on a Second Look Account, Bank shall charge and Company agrees to pay to Bank a fee (in addition to the Merchant Fee) in the amount set forth in Schedule E for each particular card plan ("Supplemental Merchant Fee"). The Merchant Fee and Supplemental Merchant Fee will be calculated in accordance with Section 3.1(c) of this Agreement. Bank shall have the right to adjust the Merchant Fee and the Supplemental Merchant Fee, upon not less than thirty (30) days prior written notice to Company; provided, however, that Bank shall not adjust the Merchant Fee more than one (1) time nor more than fifty (50) basis points in any twelve
(12) month period and that during the Initial Term, such Regular Revolving Plan Merchant Fee shall not exceed 4.5%, net any adjustments to such fee based on changes in the Prime Rate as provided in this Section 3.1(a). The Bank shall provide Company with the reasons for any adjustments to the Merchant Fee at the time such adjustments are made. The Assumptions upon which the Card Program is based, are set forth in Schedule B. In addition, Merchant Fees are subject to adjustment by Bank for changes in the Prime Rate as published in the "Money Rates" section of THE WALL STREET JOURNAL.

                  (b) For each electronic remittance of Sales Data made to Bank in accordance with Section 2.7(c) of this Agreement, Bank will determine the amount of Card Sales made by Company and then calculate and collect the Merchant Fee based on that amount.

                  (c) Bank may offset the amount of the Merchant Fee and any other amounts owed by Company under this Agreement from the Settlement amount due Company, or Bank may debit the Settlement Account in the amount of the Merchant Fee and any other amounts owed by Company under this Agreement. If Bank elects the former and the Settlement amount due Company is insufficient to cover the Merchant Fee and any other amounts owed under this Agreement, Bank, at its option, may offset the amounts owed under this Agreement or any remaining portion thereof from subsequent amounts due Company or debit the Settlement Account. Any amounts owed which cannot be paid by the aforesaid means shall be due and payable by Company on demand.

                           ARTICLE IV - MISCELLANEOUS

         4.1      INDEMNIFICATION.

                  (a) INDEMNIFICATION BY COMPANY. Company shall be liable to and shall indemnify, defend and hold harmless Bank and its officers, employees and directors from any


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losses, damages, claims or complaints (including reasonable outside attorney's fees and disbursements) incurred by Bank or its respective officers, employees and directors arising out of:

                           (i) Any claim, complaint or setoff made by or on behalf of a Cardholder with respect to Card Sales or Credits submitted by Company pursuant to this Agreement;

                           (ii) Anything wrongfully done or not done by Company in connection with the furnishing of any Authorized Goods and Services purchased by Cardholders pursuant to this Agreement;

                           (iii) The death or injury to any person or the loss, destruction or damage to any property arising out of the furnishing by Company of any Authorized Goods and Services purchased with the Card;

                           (iv) Any claim or complaint of a third party in connection with the use of any Company Mark on the Card or in advertising, marketing, promoting or administering the Card program and Card Plan;

                           (v) Any breach by Company of an obligation under this Agreement;

                           (vi) Any Card transaction that does not represent obligations of the Cardholder for the amounts in the transaction and is not only for Authorized Goods and Services actually sold and delivered or actually rendered (including taxes) and does not involve any element of credit for any other purpose.

                           (vii) Any Sales Data that has been altered by Company in any way that is not authorized by the Cardholder.

                           (viii) Any transaction that is not in compliance
                  with all applicable law except if same results from an act or omission by Bank.

                           (ix) Any indebtedness represented by the Sales Data
                  that is pledged as collateral for payment of any indebtedness or obligation of Company or any other person.

                           (x) Any knowledge or notice of information that
                  Company has that would lead it to believe that the enforceability or collectibility of the Sales Data is in any manner impaired.

                           (xi) With respect to any transaction in which a Card
                  is not physically presented to Company, any Card and Account information contained in the Sales Data that is not accurate and correct.


                  (b) INDEMNIFICATION BY BANK. Bank shall be liable to and shall indemnify, defend and hold harmless Company and its officers, employees and directors from any losses, damages, claims or complaints (including reasonable outside attorney's fees and disbursements) incurred by Company or its officers, employees and directors arising out of any claim or complaint by a Cardholder with respect to anything wrongfully done or not done by Bank in connection with such Cardholder's Account. Notwithstanding the foregoing, the indemnification by Bank shall not apply to any claim or complaint relating to Company's failure to resolve a billing inquiry or dispute with a Cardholder.

                  (c) NOTICE OF CLAIM. If any claim is made or any suit or action is commenced against the indemnified party in respect of which indemnification may be sought under this Section 4.1, the indemnified party shall promptly give the indemnifying party written notice thereof and the indemnifying party will be entitled to assume the defense thereof and to take over and control the settlement thereof (with counsel satisfactory to the indemnified party) at the indemnifying party's cost and expense by giving written notice of its intention to do so to the indemnified party within thirty
(30) days after receipt by the indemnifying party of notice of the claim, suit or action. If the indemnifying party assumes the defense of any claim, suit or action, it shall not settle such claim, suit or action unless the indemnified party consents to such settlement. Notwithstanding the assumption by the indemnifying party of the defense of any claim, suit or action, the indemnified party will be permitted to join in the defense thereof and to employ counsel at its own cost and expense. If the indemnifying party fails to notify the indemnified party of its desire to assume the defense of any claim, suit or action or notifies the indemnified party that it will not assume the defense thereof, then the indemnified party may assume the defense thereof, at the indemnifying party's cost and expense. Any settlement or compromise of, or any final judgment entered on or in, any claim, suit or action which the indemnifying party declines to defend in accordance with this Agreement, will be deemed to have been consented to by, and will be binding upon, the indemnifying party as fully as if the indemnifying party had assumed the defense thereof and a final judgment or decree had been entered in such suit or proceeding, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree. In any case, the indemnifying party and the indemnified party shall cooperate (at no cost to the indemnified party) in the settlement or defense of any such claim, suit or action.

                  (d) PAYMENT OF INDEMNIFIED AMOUNTS. The indemnified party shall notify the indemnifying party of any amounts due and owing by the indemnifying party under this Section 4.1 and the indemnifying party shall pay such amounts to the indemnified party within thirty (30) after receipt of such notice.

                  (e) SURVIVAL. Except for this Section 4.1 and Sections 2.7,
2.11 and 4.7, no other terms of this Agreement will survive the termination of this Agreement.

         4.2      CARD PLAN PROMOTION; ADVERTISING AND SERVICE MARKS.

                  (a) LIMITED LICENSE. Company hereby authorizes Bank for purposes of this Agreement to use Company Marks on the Card and in advertising, marketing, promoting and administering the Card program and Card Plan, subject to Company's periodic reasonable review of such use and to Company's reasonable specifications directly related to the legal maintenance of Company Marks. In addition, Company authorizes Bank and Bank's affiliates to identify Company as a client in advertising and promotional material, and to use pictures or representations of the Card.


                  (b) PROMOTION OF THE CARD PLAN. Company shall actively and consistently promote, participate in and support the Card program and Card Plan throughout the term of this Agreement. Company shall prominently display at each of its Stores advertising and promotional materials relating to the Card Plan, including without limitation, take-one Applications for the Card. Further, Company shall advertise and promote the Card Plan at least to the same extent as it advertises and promotes the most favored of other credit cards, charge cards or credit plans. Company shall only use or display promotional materials relating to the Card Plan in accordance with the Operating Regulations and in accordance with any specifications provided by Bank. Company shall use and distribute Required Disclosures, as such may change from time to time, in accordance with Bank's requirements. Bank and Company agree to cooperate in the development of advertising, marketing, and promotional materials (in any media form), as well as operating forms and other materials which promote the Card and any Card related programs (collectively or individually, the "Promotional Materials"). Company acknowledges and agrees that it will present all Promotional Materials to Bank, in writing, for Bank's review and written approval as follows:

                           (i) Company will deliver Promotional Materials to
                  Bank at least five (5) Business Days prior to the last date upon which preliminary changes can be made to such materials. Company will allow itself sufficient time to make changes as required by Bank including time to provide Bank with the revised Promotional Materials for Bank's review and written approval before such materials are utilized.

                           (ii) Company will deliver Promotional Materials in
                  the form and/or format media as they are intended to be utilized. Non-printed Promotional Materials shall be accompanied by a written transcript.

                           (iii) Company acknowledges and agrees not to use,
                  publish, or distribute (in any media form) any Promotional Materials without the prior written approval of Bank.

                           (iv) Notwithstanding anything else to the contrary
                  herein, (1) Company will be solely responsible for, and will indemnify Bank (subject to Section 4.1(a)) against, any claim and any expense incurred by Bank as a result of Company's use of materials not approved by Bank in accordance with the terms of this Section 4.2; and (2) Bank will have the option to terminate this Agreement immediately if Bank reasonably believes that Company's failure to comply with the terms of this Section 4.2 places Bank at risk.

                  (c) CARDHOLDER SOLICITATION. For purposes of mutually agreed upon solicitations for prospective Cardholders, Company shall provide Bank with its customer lists and any other lists of consumers that Company owns or has a right to use. Bank and Company shall mutually agree upon plans for solicitation of Company's customers. Company shall be responsible for the costs of providing such lists and any solicitations which may be mutually agreed upon by Bank and Company. Any such Cardholder solicitations of Company's customers or any other consumers by Bank shall be in accordance with Bank's policies and procedures and subject to Bank's credit analysis and determination. Cardholders' names and addresses are the property of Bank. Company may use Cardholder names and addresses to conduct promotional programs for Authorized Goods and Services during the term of this Agreement, upon notifying Bank in writing prior to such use. Cardholder information may be used by Bank for such purposes as it chooses so long as Bank does not use such information in a manner that is injurious to Company's retail business. Bank and its affiliates may from time to time make the products or services of third parties available to Cardholders with Company's written approval. Notwithstanding the foregoing, Bank has the right to solicit Cardholders to purchase credit insurance four (4) times each calendar year. The dates upon which such solicitations will occur shall be mutually agreed upon by the parties.

                  (d) PROMOTIONAL FUNDS. Bank and Company agree to establish a Promotional Fund for Card promotions and marketing activities related to the Card Plan ("Marketing Activities"). Bank shall make available $200,000 each calendar year, including the calendar year 2000, for joint Marketing Activities for so long as the projected Annual Net Card Sales of Company as projected by Bank, based upon the previous twelve (12) months Net Card Sales and projected growth, are greater than or equal to $60,000,000 but less than or equal to $67,000,000. When Company's projected Annual Net Card Sales are greater than $67,000,000 but less than or equal to $85,000,000, Bank shall calculate the contribution to the Promotional Fund as follows: multiply projected Annual Net Card Sales by .0030. If Company's projected Annual Net Card Sales exceed $67,000,000 the calculated contribution described in this paragraph will be provided to the Promotional Fund in place of, not in addition to, the $200,000. When Company's projected Annual Net Card Sales are greater than $85,000,000 but less than $150,000,000, Bank shall calculate the contribution to the Promotional Fund as follows: multiply projected Annual Net Card Sales by .0040. When Company's projected Annual Net Card Sales are greater than or equal to $150,000,000, Bank shall calculate the contribution to the Promotional Fund as follows: multiply projected Annual Net Card Sales by .0045. On a semi-annual basis, Bank shall review the actual Annual Net Card Sales of Company to determine whether any adjustments regarding Bank's contribution to the Promotional Fund are required for the remainder of the calendar year. Bank shall only contribute to the Promotional Fund, provided Company contributes the same amount during such period for such purpose. Bank and Company shall mutually agree, in writing, upon the plans and cost for Marketing Activities prior to the expenditure of amounts in the Promotional Fund. The party responsible for the agreed upon Marketing Activity shall provide the funds required for the activity and invoice the other party for the required contribution. In addition, Bank shall contribute fifty percent (50%) of all revenue earned by Bank directly from any fees or commissions paid by vendors whose products or services are sold to Cardholders using inserts with monthly billing statements, with the exception of products or services related to credit insurance. Any amounts in the Promotional Fund that are not used for Marketing Activities during any year of the Initial Term or any Subsequent Term will be returned to each party at the end of such period on the same percentage basis as the amounts were contributed by each party. Any amounts remaining in the Promotional Fund at the termination of this Agreement will be returned to each party on the same percentage basis as the amounts were contributed by each party.

         4.3 BOOKS AND RECORDS. Company shall retain an original copy of each Sales Slip and Credit Slip for one hundred and eighty (180) days following the date of the Card Sale and a microfilm or other copy thereof for a total of seven (7) years. Company shall send to Bank the original or a legible copy of any Sales Slip, Credit Slip or any other record relating to this Agreement retained by Company within fifteen (15) Business Days of a request from Bank. In the event of a cardholder dispute pertaining to the Authorized Goods and Services for which Company does not send Bank the requested information as described in the Section 4.3, Bank shall Chargeback the amount of such Sale to Company.

         4.4      TERM AND TERMINATION.

                  (a) TERM. This Agreement will be effective as of July 1, 2000 ("Effective Date") when executed by authorized officers of each of the parties. Subject to earlier termination as provided herein, this Agreement (i) will remain in effect for a period of five (5) years from the Effective Date ("Initial Term"), and (ii) thereafter will continue for additional three (3) year periods ("Subsequent Term(s)") unless either party provides written notice of termination at least one (1) year prior to the end of the Initial Term or any Subsequent Term. The termination of this Agreement will not affect the rights and obligations of the parties with respect to transactions and occurrences which take place prior to the effective date of termination, except as otherwise provided herein.

                  (b) TERMINATION.  This Agreement may otherwise be terminated:


                           (i) by Bank or Company upon notice to the other in
                  the event the other party elects to wind up or dissolve its operation or is wound up and dissolved; becomes insolvent or repeatedly fails to pay its debts as they become due; makes an assignment for the benefit of creditors; files a voluntary or involuntary petition in bankruptcy or for reorganization or is adjudicated as bankrupt or insolvent; or has a liquidator or trustee appointed over its affairs and such appointment continues for more than thirty (30) days.

                           (ii) by Bank or Company upon notice to the other
                  party in the event (1) the other party fails to comply in any material respect with any representation, warranty, term or obligation under this Agreement; or (2) the other party suffers a material adverse change in its business, financial condition, business practices, products or services.

                           (iii) by Bank or Company upon not less than thirty
                  (30) days notice to the other in the event the other materially breaches its obligations hereunder provided that such termination will be deemed ineffective if the breaching party cures its breach within the thirty (30) day period.

                           (iv) by Bank upon not less than thirty (30) days
                  prior written notice to Company in the event (1) the aggregate Net Card Sales made by Company during any twelve (12) month period decrease by more than twenty percent (20%) from the aggregate Net Card Sales made by Company during the same period of the prior year; or (2) Company or Company's parent sells, merges, consolidates or transfers twenty percent (20%) or more of Company's business or assets without obtaining Bank's prior written consent, as required under Section 4.11 of this Agreement.

                           (v) by Company upon six (6) months prior written
                  notice to Bank, if Bank meets three or less of the Performance Standards set forth in Schedule D ("Performance Standards") more than five (5) months in any twelve (12) month period. Such Performance Standards are subject to adjustment by Bank based on changes in the demographics of Company's applicants or economic issues affecting the credit card industry generally. Company shall have the right, upon request, to inspect the books, records or any related source information utilized by Bank for purposes of reporting Performance Standards results to Company. Prior to any such adjustment, Bank shall obtain Company's prior written consent, which consent shall not be unreasonably withheld or delayed.


                  (c) TERMINATION OF CARD ACCEPTANCE. Bank upon notice to Company may elect to terminate acceptance of the Card at a particular Company Store if acceptance of the Card at such Store is subject to high fraudulent activity, excessive Chargebacks (that is, in excess of 1.50% of the total number of Card Sales) or other course of business conduct that is injurious to the business relationship between Bank and Company. Termination of Card acceptance at an individual Company Store will not affect this Agreement unless such termination materially affects the volume of Card Sales made by Company, in which event Bank may elect to terminate this Agreement upon not less than thirty
(30) days prior written notice to Company.

                  (d) DUTIES UPON TERMINATION. Upon termination of this Agreement, all amounts payable by either party shall be due and payable in full without demand or notice of any kind from the other party and Company shall promptly submit to Bank all Sales Data for Card transactions made up to the date of termination. Bank shall cooperate with Company in transferring any necessary Account data and other relevant data to Company or its designees at Company's cost, and shall perform its duties hereunder to the best of its ability notwithstanding such notice of termination.

                  (e) PURCHASE OPTION. If this Agreement is terminated by Bank, (except under paragraphs 4.4(b)(I), (ii), (iii), (iv), 4.4(c) or 4.11), or by Company pursuant to its rights of termination under this Agreement, Company shall, upon at least sixty (60) days prior written notice to Bank, given prior to the date termination is to be effective, have the right to purchase from Bank, all of the outstanding Card receivables (subject to the terms of any then current securitization agreements of Bank) at the then current value as determined by Bank. In the event that Company does not agree with the current value as determined by Bank, the parties shall retain the services of a designated third party which shall be an agreed upon independent public accounting firm that is one of the five (5) largest recognized public accounting firms. The agreed upon third party shall conduct the appraisal in accordance with generally accepted appraisal standards as promulgated by the American Society of Appraisers. The expense of such appraisal by such third party shall be paid by Company. Bank and Company agree to provide the designated third party access to information reasonably necessary to assist in the valuation. Such information shall be deemed confidential provided that Company may share such valuation with a bona fide prospective purchaser, provided that such prospective purchaser first executes a confidentiality agreement provided by Bank. The purchase shall be under such terms and conditions that are mutually acceptable to Bank and Company, provided that Bank shall not be required to accept as the purchase price less than 101% of the value of all of the outstanding Card receivables as of the effective date of the termination and that this Agreement shall remain in effect until such purchase is consummated. In the event that Company does not purchase the outstanding Card receivables as provided in this Section 4.4(e), Bank shall have the right to use such Card receivables in any manner Bank deems appropriate, provided however; during the eighteen (18) months immediately following the date termination is effective, Bank shall not sell such receivables to a third party that is engaged, as its primary business, in any business that directly competes with Company's primary business.

         4.5 RESERVE ACCOUNT. If any event arises that would be a basis for termination of this Agreement by Bank under paragraph 4.4(b)(i), Bank may immediately establish a reserve account ("Reserve") against potential liability to Cardholders for Credits and refunds for advance Card Sales. The amount of such Reserve shall be determined by Bank based on Company's Chargeback history. Company shall immediately pay to Bank the amount of such Reserve, or Bank may debit the Settlement Account or withhold Settlement until the Reserve is fully funded. Company agrees that Bank may set off against the Reserve any Credits, Chargebacks or adjustments that Company does not or is unable to satisfy through Settlement. Bank will release all remaining amounts held in the Reserve not later than two hundred ten (210) days after the termination date of this Agreement, upon satisfaction of all Company's obligations to Bank. Bank will provide Company with an accounting of any amounts withdrawn from the Reserve.

         4.6 STATUS OF THE PARTIES. In performing their responsibilities pursuant to this Agreement, Bank and Company are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venture or an association for profit between Bank and Company. Further, notwithstanding anything to the contrary contained in this Agreement, any third party designated by Company to perform obligations or functions of Company under this Agreement, including without limitation, obtaining Authorization or performing data capture, remittance or Settlement functions, will be subject to the approval of Bank and will be deemed to be the agent of Company for all such purposes and not the agent of Bank and Company shall be fully liable for the fees and actions of any such third party with respect to the performance of such functions.

         4.7 FORCE MAJEURE. Neither party to this Agreement will be liable to the other by reason of any failure in performance of this Agreement in accordance with its terms if such failure arises out of causes beyond the control and without the fault or negligence of such party. Such causes may include, but are not limited to acts of God or of the public enemy, acts of civil or military authority, fires, strikes, unavailability of energy resources, delay in transportation, riots or war. In the event of any force majeure occurrence, the disabled party shall use its best efforts to meet its obligations as set forth in this Agreement. The disabled party shall promptly and in writing advise the other party if it is unable to perform due to a force majeure event, the expected duration of such inability to perform, and of any developments (or changes therein) that appear likely to affect the ability of that party to perform any of its obligations hereunder in whole or in part.

         4.8 CONFIDENTIALITY. In performing its obligations under this Agreement, each party may have access to and receive certain confidential or proprietary information about the other party, including, but not limited to: such party's marketing philosophy and objectives, competitive advantages and disadvantages, Cardholder and customer names and addresses, financial results, technological development, Store locations, sales volume(s), merchandise mix or other information of the business or affairs of each party, its parent company, or its affiliated and subsidiary companies, which that party reasonably considers confidential and/or proprietary (collectively referred to as "Confidential Information"). Each party agrees that it will reveal such Confidential Information only to those of its directors, officers, employees (or, with regard to Company, directors, officers or employees of any of its operating divisions/subsidiaries which accept or may consider accepting the Card, and, with regard to Bank, directors, officers, employees of Bank, or its affiliates which are involved in the development of the Card program and Card
Plan) who are engaged in the implementation of policies, programs or procedures with regard to the acceptance of the Card by Company. Each party agrees not to use such Confidential Information nor to disclose Confidential Information to any third party, except as may be necessary for that party to perform its obligations pursuant to this Agreement and except as may be agreed upon by the parties. If either should disclose Confidential Information to a third party, such party shall cause said third party to agree to the confidentiality provisions set forth in this Section 4.8.

         Confidential Information does not include information in the public domain, information already known by the party receiving the information prior to commencing the discussions that led to this Agreement, and information lawfully obtained from a third party. The terms of this Section 4.8 will survive the termination of this Agreement.

         4.9 ACCESS TO CARDHOLDER LIST. Company may request, on a monthly basis, from Bank the names and addresses of Cardholders who have opened Accounts at Stores. With respect to any request more frequently than once per calendar month, Bank will charge and Company agrees to pay a fee in the amount set forth in Schedule A. Company may only use such Cardholder information in connection with sales promotions of Authorized Goods and Services or Company may sell such information to a third party that is mutually agreed upon by Bank and Company provided such third party is not engaged in a business that competes either directly or indirectly with any business that either Bank or Company or any of their affiliates may be engaged in. Bank and Company agree to share equally in any revenue generated by the sale or use of the Cardholder list to a third party as provided in this Section 4.9. Except as specifically provided herein, during the term of this Agreement any other use of such Cardholder information by Company including, without limitation, the disclosure or sale of such information to third parties, is prohibited and is subject to the confidentiality provisions of Section 4.7 of this Agreement.

         4.10 FINANCIAL INFORMATION. At least annually, upon written request by Bank, Company shall provide to Bank audited financial statements prepared for Company by an independent public accounting firm. Quarterly, upon written request by Bank, Company shall provide to Bank quarterly financial statements prepared by or for Company.

         4.11 ASSIGNABILITY; SUCCESSORS AND ASSIGNS. This Agreement and any of the rights, interests and obligations of either of the parties hereunder may be assigned to a parent, subsidiary, or affiliate of either party, provided that any such assignee shall have as of the date of assignment a financial net worth equal to or greater than the assigning party as of the Effective Date. Bank may assign this Agreement to a third party upon the sale of all or substantially all of its assets or stock to such third party. This Agreement may not otherwise be assigned without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld or delayed. The rights and obligations of the parties hereto will inure to the benefit of and will be binding upon the successors and permitted assigns of each of them. Company shall notify Bank and obtain Bank's written consent before Company or its parent corporation, if any, is purchased by another entity or agrees to merge or be consolidated into or transfer all or substantially all of either of their respective assets to another entity.

         4.12 AMENDMENT. Except as otherwise provided herein, neither this Agreement nor any of its provisions will be amended or modified except in writing executed by a duly authorized officer of each party.

         4.13 SEVERABILITY. If any provision, or portion thereof, of this Agreement is held invalid, illegal, void or unenforceable by reason of any rule or law, administrative order, judicial decision or public policy, all other provisions of this Agreement will nevertheless remain in full force and in effect.

         4.14 ENTIRE AGREEMENT. This Agreement, including the Operating Regulations and any schedules, exhibits and documents referenced herein, constitutes the entire agreement between the parties in connection with the Card program and Card Plan and supersedes all prior agreements, supplements, negotiations and communications on such subject matter.

         4.15 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of South Dakota.

         4.16 APPLICABLE LAW OR REGULATION. It is expressly understood that changes in the performance of either party's obligations under this Agreement necessitated by a change in interpretation of any applicable federal or state statute or regulation will not constitute a breach of this Agreement.

         4.17 WAIVERS. Neither party will be deemed to have waived any of its rights, powers or remedies under this Agreement unless such waiver is approved in writing by the waiving party.

         4.18 NOTICES. Whenever notice or demand under this Agreement is given to or made upon either party by the other party, such notice or demand must be given in writing, either (i) by depositing it in the United States mail addressed to such party at its address as set forth below, with postage thereon prepaid, and any notice or demand so mailed will be deemed to have been given at the time when it was mailed, or (ii) by courier, telecopier, or similar method, and such notice or demand will be deemed to have been given when the writing or other form of notice or demand is either personally delivered to the party or delivered to the address set forth below. Notwithstanding the foregoing, notice of intent to terminate this Agreement and notice of default must be sent by certified or registered mail, return receipt requested.

If to Bank:                         Hurley State Bank
                                    1503 East 10th Street
                                    Sioux Falls, South Dakota  57103
                                    Attn:  Senior Vice President

With a copy to:                     Associates Commerce Solutions, Inc.
                                    Four Parkway North
                                    Deerfield, Illinois  60015
                                    Attn:  Vice President - Controller

If to Company:                      The Children's Place Retail Stores, Inc.
                                    915 Secaucus Road
                                    Secaucus, New Jersey 07094
                                    Attn: CFO

With a copy to:                     The Children's Place Retail Stores, Inc.
                                    915 Secaucus Road
                                    Secaucus, New Jersey  07094
                                    Attn: General Counsel


         EITHER PARTY MAY CHANGE THE ADDRESS TO WHICH NOTICE MUST BE SENT BY GIVING WRITTEN NOTICE OF SUCH CHANGE TO THE OTHER PARTY IN THE MANNER PROVIDED HEREIN.


         4.19 NO THIRD-PARTY RIGHTS. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person not party to this Agreement.

         4.20 CAPTIONS. The captions used in this Agreement have been inserted for convenience and for reference only and will not be deemed to limit or define the text of this Agreement.

         4.21 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which will constitute an original but all of which will constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


THE CHILDREN'S PLACE RETAIL                   HURLEY STATE BANK
STORES, INC.                                  (Accepted at its Home Office)

By:    /s/   Steven Balasiano                 By:    /s/   Phil Layher
       -----------------------------------       -------------------------------

Title:  Vice President and General Counsel    Title:  Senior Vice President
        ----------------------------------            --------------------------

                                   SCHEDULE A

                                      FEES

                                    ITEM                                               AMOUNT
                                    ----                                               ------
1.         In-store forms, including Applications,                               Cost plus handling
           point-of-sale forms, Sales Slips and Credit Slips with
           the exception of changes to any of the forms in this
           paragraph initiated by Bank

2.         Each tape file of Cardholder names and addresses                      $150.00 per request
           in excess of one (1) per month

3.         System changes requested by Company                                   At Bank's cost

4.         Business reply mail and special handlings                             Pass-through costs
                                                                                 and Expenses

                                   SCHEDULE B

                                   ASSUMPTIONS




1.         Account Application volume                          314,300 Applications each year

2.         Account Application processing                      100% of Applications* that are
                                                               processed at the point of sale for
                                                               submission through remote entry
                                                               application processing

3.         New Account activation rate                         85%

4.         Average number of Card Sales per
           Active Account each year                            4

5.         Average annual Card Sales per Active Account         $300

6.         Average amount of each Card Sale ticket              $78 for first purchase
                                                                $56 for subsequent purchases

7.         Percentage of aggregate regular revolving
           credit Account balances that incur finance charges   79%

8.         Minimum annual percentage rate applicable to
           Accounts                                             21.96%

9.         Average outstanding balance per Active Account       $135

10.        Aggregate Net Card Sales by Company under
           the Card program                                     $64,000,000

11.        Annual net charge-off rate                           Not to exceed 8.0% during the first
                                                                year of the Initial Term

12.        Special Credit Plan Card Sales Volume                Less than ten percent (10%) of total
                                                                Net Card Sales in any twelve (12)
                                                                month period


  * provided that Bank's processing system is available by remote entry.

                                   SCHEDULE C


                                  COMPANY MARKS

                                   SCHEDULE D

                              PERFORMANCE STANDARDS


  1.  Monthly Average Speed of Answer for New Accounts:            40 seconds

  2.  Monthly Average Speed of Answer for Phoned-In
      Authorizations:                                              35 seconds

  3.  Monthly Average Speed of Answer for Customer Service:        50 seconds

  4.  Monthly Average Abandon Rate:                                5%

  5.  Minimum Year-To-Date Average Approval Rate:                  50%

                                   SCHEDULE E



  MERCHANT FEE

  1.       Regular Revolving Plan:

  Bank shall charge and Company agrees to pay a Merchant Fee equal to 3.49% of the Net Card Sale. On or around January 1, of each calendar year for the Initial Term and any Subsequent Terms, Bank shall adjust the Merchant Fee for the immediately following calendar year according to the chart below. Such adjustments shall be based on Net Card Sales for the immediately preceding calendar year.

  PREVIOUS CALENDAR YEAR NET CARD SALES                     MERCHANT FEE
  -----------------------------------------------           ------------
  $         0.00            -         85,000,000               3.49%
  $         85,000,001      -        115,000,000               3.24%
  $        115,000,001      -        150,000,000               2.99%
  $        150,000,001      -        175,000,000               2.74%
  $        175,000,001      +                                  2.49%


  2.       Special Credit Plans:
           90 Days Same As Cash               Current Merchant Fee plus 2.46%
                          WITH A $150 MINIMUM PURCHASE


Supplemental Merchant Fees

  For each Card Sale made on a Second Look Account, the Bank shall charge and Company agrees to pay, in addition to the Merchant Fee set forth above, a Supplemental Merchant Fee of 4.00% of each Net Card Sale.

                                    EXHIBIT A

                                HURLEY STATE BANK
                              OPERATING REGULATIONS

                                                                 REVISED 7/30/99

1001     COMPANY SERVICE CALLS

         Bank, directly or through its servicer will staff a service department to handle all new Accounts, Authorization and Cardholder inquiries. The service department will handle Cardholder inquiries from 9:00 a.m. to 5:00 p.m. (local time), Monday through Friday, on all Business Days.

1002     CARD LOGO

         Company will properly display the appropriate Card logo on promotional materials to inform the public that the Card will be honored at Company's place(s) of business. Use of decals, signs, and print and broadcast materials which bear the Card logo must comply with the specifications provided to Company. Company may use the Card logo or the Card name or representations thereof, on promotional, print or broadcast materials to indicate that the Card is accepted. All advertisements for the Card Plan or promotional uses of the Card must be done in accordance with the Merchant Services Agreement.

1003     ALTERED AND COUNTERFEIT CARDS

         Company's employees and representatives should be familiar with the appearance of a valid Card and the validity of Card Account numbers as issued by Bank and must check each Card and Card Account number presented for signs of counterfeiting or alterations. Company's employees and representatives should exercise reasonable care in checking each Card and Card Account number. Bank may issue a Chargeback if Company's employees or representatives process a Card Sale with invalid Cards or Card Account numbers. [Chargeback Code: 19]


1004     PREPARATION OF SALES SLIP AND CREDIT SLIP

         Company's employees and representatives must provide the Cardholder with a completed copy of the Sales Slip or Credit Slip at the time of each completed Card transaction. For purchases made over the telephone, via Company's Internet website or through Company's catalog, if applicable, Company's employees and representatives must provide the Cardholder with a completed copy of the Sales Slip or Credit Slip with the merchandise. Sales Slips or Credit Slips must contain the following information:

         1.     The Cardholder's Account number.
         2.     Company's name and store location (city/state).

         3.     The description of merchandise or service purchased.
         4.     The total amount of the transaction (including sales tax).
         5.     The transaction date.
         6. The Cardholder's signature. (For telephone orders, Internet order, facsimile orders and mail orders without the Cardholder's signature must designate the words "phone order", "Internet order," "fax order" or "mail order" in the signature block.) The signature block must never be left blank.
         7.     Authorization code.
         8.     For credits, original sales date and reason for refund.
         9.     Company's Merchant Account number.
         10.    "Ship to" address, if applicable.

1005     AUTHORIZATION REQUIREMENTS

         Company will inform its franchisees, participating merchants, licensees, independent marketers or dealers, if any, that Cardholders may only use their Account or the Card for personal, family, household and charitable purposes. Bank may issue a Chargeback if Company's employees or representatives process a Card Sale in violation of the above stated consumer use. [Chargeback Code: 20]

         Bank, directly or through its servicer will provide Authorization services to Company's locations located within the United States. Company's employees and representatives will obtain an electronic Authorization using a point-of-sale terminal certified by Bank or its servicer. In the event Authorizations cannot be obtained electronically, each Operations Center will provide telephone Authorizations through the Authorization department. Bank will advise Company of the Authorization department's business hours. Company's employees and representatives must enter the following information into the terminal for electronic Authorization:

         1.     The Cardholder's Account number.
         2.     The total amount of the transaction (including sales tax).

         If Company's employees and representatives cannot obtain an electronic Authorization, Company's employees and representatives must obtain Authorization by telephone from the Authorization department, and must provide the following information to the Authorization department:

         1.     The Cardholder's Account number.
         2.     The total amount of the transaction (including sales tax).
         3.     Company's merchant account number.
         4.     Credit Plan number, if applicable.

         Company's employees or representatives must enter the above information into the terminal and include the Authorization code provided by the Authorization department.

1006     REQUEST FOR NEW ACCOUNT AT POINT-OF-SALE

         For applications taken at Company's retail locations the applicant must complete the application in its entirety, and sign the application. Both applicants must sign the application if it is a request for a joint Account. Company's employees or representatives must provide a copy of the Hurley State Bank Cardholder Agreement (the "Cardholder Agreement") to the applicant. If Company's employees or representatives fail to provide a copy of the Cardholder Agreement at the point-of-sale, Bank may issue a Chargeback if: (i) the applicant challenges or disputes the terms of the Cardholder Agreement and alleges that he/she did not receive the Cardholder Agreement, and (ii) Bank is unable to enforce collection because Company's employees or representatives allegedly failed to provide the Cardholder with a copy of the Cardholder Agreement. [Chargeback Codes: 10, 21]

         Company's employees or representatives must ask the applicant (both applicants if a Joint Account) for two (2) pieces of identification to verify the applicant's identity. For applicants residing in all states or territories except New Jersey, the first piece of identification must have the applicant's picture on it and must be a valid (as hereinafter defined) driver's license, state-issued I.D., military I.D., resident alien card or voter registration card. For purposes of this paragraph, the term "valid" means (i) that the applicant must be a resident of the state for which the identification was issued, if applicable; (ii) the address on the identification must match the address on the application unless the applicant has represented on the application that he/she has lived at the place of residence listed on the application for six (6) months or less; and (iii) the identification must not have expired. The second piece of identification can be any other form of identification that identifies the applicant, contains the applicant's signature and contains information that is consistent with the information on the first piece of identification. For applicants residing in the state of New Jersey, the first piece of identification must be a valid driver's license, state-issued I.D., military I.D., or resident alien card. The second piece of identification can be any other form of identification that identifies the applicant, contains the applicant's signature and contains information that is consistent with the information on the first piece of identification. If the second form of identification is a credit card, Company's employees or representatives cannot write down such credit card number. Company's employees or representatives must then compare the pictures, if applicable and signatures on the forms of identification with the applicant and the applicant's signature. If Company's employee or representative fails to obtain and verify the appropriate identification, Bank may issue a Chargeback if Bank is unable to enforce collection due to Company's employee's or representative's alleged failure in obtaining and verifying the appropriate identification. [Chargeback Code: 22]

         Then, the following procedure will be utilized:

         1. Bank's New Accounts associate will request verification of signature and I.D. information. If the application is processed through Remote Entry Application Process (REAP), Company's employees or representatives must verify signature and I.D. information. In addition, Bank may require additional information from the store associate such as the form number of the application that the applicant filled out.

         2. Company's employee or representative will be prompted to provide the required information contained in the application, and the total amount of the sale including applicable sales tax and any service, shipping, warranties, and handling costs.

         3. If approved, Bank's New Accounts associate will provide the Account number and credit limit to Company's employee or representative. In order to obtain Authorization for the Card Sale, Company's employee or representative must enter the Account number and total amount of the Card Sale into the point-of-sale terminal.

         4. If Bank declines an application or is unable to render an immediate decision, Bank will provide Company's employee or representative with an application pending number that Company's employee or representative must place in the designated area on the application. Company's employee or representative must then advise the applicant that Bank will notify the applicant of the final decision by mail.

                If the total amount of the Card Sale exceeds the line of credit offered to the applicant, Bank's associate will communicate the Bank's counteroffer for a lower line of credit to Company's employee or representative, who must communicate it to the applicant. Bank will provide Company's employee or representative with an application pending number to place in the designated area on the application. Company's employee or representative must then notify Bank's associate of the applicant's decision to accept or decline the counteroffer for a lower line of credit within twenty-four (24) hours of the initial credit offer. If the applicant declines the counteroffer, Company's employee or representative must treat the application as if Bank declined the application.

         5. EACH COMPANY'S LOCATION MUST SEND ALL APPROVED, DECLINED OR PENDING APPLICATIONS, INCLUDING THE INFORMATION CONTAINED IN THOSE APPLICATIONS RECEIVED BY TELEPHONE, TO THE DESIGNATED CARD OPERATIONS CENTER ON A WEEKLY BASIS AND INCLUDE ALL APPLICATIONS IN THE SAME ENVELOPE. IF BANK DOES NOT RECEIVE THE APPLICATIONS ON A WEEKLY BASIS, BANK MAY ISSUE A CHARGEBACK FOR THESE ACCOUNTS. [Chargeback Code: 13]

1007     REQUEST FOR NEW ACCOUNT BY THE TELEPHONE IN CONJUNCTION WITH A PURCHASE

         Bank will consider a consumer's application for an Account made via the Internet or by telephone. For Internet applications, the Cardholder Agreement shall be transmitted to the consumer by Bank through the website. If approved, Accounts opened via the Internet application process are immediately available for Card Sales. For applications made in conjunction with the consumer's catalog order to Company, the Account will be immediately available for Card Sales only if the consumer received the full Cardholder Agreement in the catalog. If the consumer applies for an Account by telephone and did not receive a catalog containing the Cardholder Agreement, Company's employee or representative may not process the Card Sale on the Account opened via telephone until the consumer receives a written copy of the Cardholder Agreement by mail or express delivery. If Company delivers the Cardholder Agreement to the consumer by next-day delivery, the Card Sale for such purchase will be processed by Bank on the same day that the Cardholder Agreement is received by the Cardholder. If Company delivers the Cardholder Agreement to the consumer via standard U.S. Mail, Company shall submit the Card Sale to Bank for processing one (1) day after mailing the Cardholder Agreement, and Bank will post the Card Sale to the Cardholder's Account three (3) days later. For Card Sales made pursuant to this paragraph, Bank may issue a Chargeback for such Card Sale if: (i) the Cardholder challenges or disputes any portion of the Cardholder Agreement, (ii) or alleges non-receipt of the Cardholder Agreement and Bank is unable to enforce collection due to Company's employee's or representative's alleged failure to provide a copy of the Cardholder Agreement to the Cardholder. [Chargeback Code: 21]

1008     SPECIAL CREDIT PLANS

         Company must provide Cardholders who make a purchase under a Special Credit Plan with the point-of-sale disclosure that Bank provides to Company prior to the time Company's employee or representative completes the Card Sale. If Company's employee or representative fails to provide a Cardholder with the point-of-sale disclosure prior to the time the Card Sale is completed, Bank may issue a Chargeback if: (i) the Cardholder challenges or disputes the purchase made under the Special Credit Plan and alleges that he/she did not receive the point-of-sale disclosure, and (ii) Bank is unable to enforce collection because Company's employee or representative did not give the Cardholder the point-of-sale disclosure.
         [Chargeback Codes: 17 and 18]

1009     ADD-ON SALE AUTHORIZATION

         Company's employees or representatives must complete a Sales Slip and obtain an Authorization for every sale made on the Card prior to concluding the transaction. If Company's employees or representatives receive a "call center" message on the point-of-sale terminal, or a Company's employee or representative cannot obtain an electronic Authorization, Company's employees or representatives must obtain Authorization via the "800" Authorization system. If Company's employees or representatives fail to follow this procedure Bank may issue a Chargeback if : (i) the Cardholder challenges or disputes the purchase, and (ii) Bank is unable to collect the Card Sale because Company's employees or representatives did not provide the disclosure. [Chargeback Codes: 1 and 2]


1010     ADD-ON SALE WITHOUT A CARD

         1.     For purchases made at Company's retail locations:

         If a Cardholder wants to make a purchase at a retail location of Company and does not have his/her Card, Company's employee or representative must obtain two (2) pieces of acceptable identification (as set forth in paragraph 1006, above) from the Cardholder and verify the Cardholder's identity. Company's employee or representative must notate on the sales slip the two (2) types of identification (i.e., driver's license number and type of credit card) and that no card was present at the time of sale. Then, Company's employee or representative must call the Operations Center to obtain the Cardholder's Card number.

         2. For catalog purchases and all other purchases made by phone or facsimile:

         Company's employees or representatives must obtain the following additional information from the Cardholder and reflect such information on the Sales Slip:

         (i)    The Cardholder's full address.
         (ii)   The Cardholder's telephone number.

         If Company's employees or representatives fail to follow these procedures, Bank may issue a Chargeback if the Cardholder disputes the transaction. [Chargeback Codes: 23 and 24]

1011     REQUEST FOR CANCELLATION OF AUTHORIZATION

         If a Company employee or representative, or a Cardholder cancels a Card Sale before Company's employee or representative completes the Card Sale and Company's employee or representative previously obtained an Authorization for the Card Sale, Company's employee or representative must call the Authorization Center and cancel the previous Authorization. Company can only cancel an Authorization on the same day it is made.

1012     "CODE 10" ALERT

         A Company employee or representative who is suspicious of the validity of a Card or Card Account number or the presenter of the Card or Card Account number for any reason should notify the Authorization Center via the "Code 10" Alert. The "Code 10" Alert should be used regardless of the dollar amount of the sale. The procedure is as follows:

         1.     Call the Authorization Center and ask for a "Code 10"
                Authorization.

         2. The Authorization Center associate will request the Cardholder's Account number and Company's name and will immediately alert the Fraud Department.

         3. The Fraud Department personnel will ask a brief series of Yes or No questions about the Card or the presenter, or may ask the Company employee to attempt to obtain a photo I.D. from the presenter.

         4. If the Fraud Department is able to confirm the identity of the presenter as a valid Cardholder or authorized user of the Card, Bank will approve the Card Sale. The presenter should not be aware that anything unusual has transpired.

         5. IF, ON THE OTHER HAND, COMPANY'S EMPLOYEE OR REPRESENTATIVE IS INSTRUCTED TO RETAIN THE CARD, OR NOT AUTHORIZE THE SALE, THE COMPANY'S EMPLOYEE OR REPRESENTATIVE SHOULD DO SO, BUT ONLY BY PEACEFUL AND REASONABLE MEANS.

1013     ARRESTS FOR FRAUDULENT CARD USAGE

         Each Operations Center through its Fraud Department may request Company's employee or representative to assist in the arrest of a Card presenter who is suspected of fraudulent use of a Card. Company employee or representative must use reasonable, lawful means when complying with this request.

         Anyone arrested for fraudulent use of a Card will be appropriately prosecuted. Except as provided below, each Operations Center shall bear all responsibility for the arrest of a person when such Operations Center has requested the Company employee or representative to cause such an arrest.

         BANK EXPECTS THAT A COMPANY EMPLOYEE OR REPRESENTATIVE WILL NOT INITIATE AN ARREST OF A CARD PRESENTER EXCEPT AT THE REQUEST OF BANK. IF A COMPANY EMPLOYEE OR REPRESENTATIVE CAUSES THE ARREST OR PROSECUTION OF ANY PERSON FOR THE USE OF A CARD WITHOUT THE BANK'S SPECIFIC REQUEST AND AUTHORIZATION OR FAILS TO USE REASONABLE, LAWFUL MEANS IN EFFECTING AN ARREST THAT BANK REQUESTED AND AUTHORIZED, COMPANY WILL BEAR ALL CLAIMS, LIABILITIES, COSTS, AND EXPENSES RESULTING FROM THE ARREST OR PROSECUTION.

1014     CREDIT ISSUED FOR RETURNED MERCHANDISE AND ADJUSTMENTS

         Bank will honor Company's return policy as long as the policy complies with all federal, state and local laws and Company clearly posts or otherwise notifies the Cardholder of the policy at the time of the Card Sale. Company must not give cash refunds to any Cardholder in connection with a Card Sale. If a Cardholder returns goods or services purchased with a Card at Company's retail establishments in accordance with Company's policy, Company's employees or representatives must give a Credit to the Cardholder's Account by completing a Credit Slip, as described in Section 1004. If a Cardholder receives merchandise or services that are defective or not as agreed upon at the time of the Card Sale and Cardholder requests a Credit, Company must give the Cardholder the Credit. Employees or representatives must send the Bank Sales Data for each Credit within 7 calendar days after Company's employees or representatives issue the Credit to the Cardholder. [Chargeback Codes: 5 and 8]

1015     PAYMENTS

         Company is not allowed to receive or process a Cardholder's payment to Bank unless the Merchant Services Agreement specifically authorizes Company to process Cardholder payments.



1016     TICKET RETRIEVALS

         Company has fifteen (15) Business Days to review and respond to any Cardholder billing dispute. Bank may issue a Chargeback if the inquiry or dispute is not resolved or if the Company fails to notify the Card Operations Center that it resolved the dispute by the end of the fifteenth (15th) Business Day.
         [Chargeback Code: 16]

1017     FORMS

         Company must use the Card forms provided by Bank as soon as Bank provides the forms to Company. Company must destroy all Card forms that Bank replaces. If Company fails, Bank may process a Chargeback for the amounts uncollectible by Bank because Company failed to use current Card forms. [Chargeback Code: 25]

1018     CHARGEBACKS

         Under certain circumstances Bank may return a Card Sale to Company unpaid, or Bank may return a previously paid Card Sale to Company for repayment to Bank. These returned charges are called "Chargebacks". If a billing error is asserted by a Cardholder with respect to a Card Sale, or if a Cardholder complains to Bank about the quality of goods or services obtained with the Card at Company's establishment, Company agrees to act in good faith to attempt to resolve the problem with the Cardholder. If the Cardholder refuses to pay Bank for goods or services due to a quality dispute, Bank will process a Chargeback for the charge or disputed portion of it. If Bank is involved in a lawsuit with a Cardholder relating to a Card Sale made at Company's establishment, Company agrees to cooperate with Bank and to provide any assistance to Bank. If Company does not follow all the terms of the Merchant Services Agreement and these Operating Regulations when making a transaction with a Card, or if a Card Sale which is the subject of a billing dispute or quality dispute is subject to Chargeback as specified in these Operating Regulations or the Merchant Services Agreement, Bank may refuse to pay Company for the Card Sale or the disputed portion of it. If Bank has already paid Company, Company must immediately pay the amount it owes Bank on demand, or Bank may deduct the amount in question from Company's Settlement Account or from future payments that they would otherwise owe Company. Bank will notify Company of Card Sales that are subject to Chargeback as they arise, but in some instances Bank may process Chargebacks prior to notification as specified in these Operating Regulations. If Company and a Cardholder resolve a billing inquiry or dispute on a Card Sale for which Bank issued a Chargeback, and Bank is permitted by law to rebill the Cardholder for all or a portion of the disputed amount, Bank will reimburse Company for the portion of the Chargeback which Bank can rebill to the Cardholder, provided Company requests the reimbursement within ninety (90) days from the date of Chargeback. If, due to federal or state laws, or both, Bank is not permitted to rebill a Cardholder for all or a portion of a disputed transaction, Bank will not be required to reimburse Company for the Chargeback, even if Company has complied with the terms of the Merchant Services Agreement and the procedures as outlined in the Operating Regulations. Attached as Exhibit A is a chart summarizing Chargeback Codes, Definitions, Explanations and Required Documentation to support or refute Chargebacks. For purposes of Exhibit A the phrase "promptly collected from the Cardholder" means that Bank has attempted to collect from the Cardholder for at least fifty-nine (59) consecutive days. Bank's failure to issue a Chargeback to Company immediately after the fifty-nine (59) consecutive days have passed does not mean that Bank has forfeited its right to charge back the transaction to Company.

1019     REVERSALS OF CHARGEBACKS

         If within ninety (90) days from the date of the Chargeback, Company has been unable to resolve the dispute with the Cardholder, Company may request a Chargeback reversal from Bank. Bank will review all relevant facts and circumstances pertaining to Company and the Cardholder and determine if Bank should reverse the Chargeback. If Bank determines that it should reverse the Chargeback, Bank will issue a separate credit to the Company and debit the Cardholder. Company must not submit a new Card Sale transaction in an identical amount in order to recover from a Cardholder for a transaction for which Bank has issued a Chargeback. Company may request a reversal of a Chargeback by submitting to Bank a copy of the original Sales Slip and documentation to support the request for reversal of the Chargeback as set forth in Exhibit A. Bank will advise Company where it should send Chargeback reversal requests. Bank, exercising its reasonable judgment, will decide whether it will reverse any Chargeback.

1020     TELEPHONE MONITORING

         Company must notify its associates and obtain each associate's written consent that, from time to time, Bank or its processor may monitor and tape record telephone calls between Company's associates and Bank's or its processor's associates for training purposes.

1021     COMPANY EMPLOYEE FRAUD

         Bank and Company will work together to minimize possible fraud by Company employees. Company employees must not issue or accept temporary credit cards. The store manager must either mail in or phone in to the Operations Center employee applications for a Card. If Company suspects that one of its employees is involved with or may be involved with fraud relating to the Card Plan, Company must notify Bank within forty-eight (48) hours of its discovery of the possible fraud and provide Bank with the employee's name and address, the reasons why Company suspects the employee and any documentation Company has relating to the possible fraud. [Chargeback Codes: 14 and 26]

1022     CLAIM BY CARDHOLDER OF NON-RECEIPT OF PURCHASE

         If a Cardholder advises Bank that he or she did not receive a purchase which was billed to his or her Account, Bank will make a reasonable investigation. If, after investigation, Bank cannot determine that the Cardholder actually received the purchase, Bank shall remove the amount of the purchase from the Cardholder's Account and charge that amount back to Company. [Chargeback Code 11] Capitalized terms used herein and not otherwise defined will have the meanings given to them in the Merchant Services Agreement. If there are any conflicts between the terms of the Merchant Services Agreement and these Operating Regulations, the former shall govern.

                                    EXHIBIT A


CODE          DEFINITION                   EXPLANATION
----          ----------                   -----------

01      Transaction without         A valid Authorization was not obtained. This
        Required Authorization      Chargeback will only be exercised when such
                                    transaction cannot be promptly collected from the
                                    Cardholder.


02      Declined Authorization      The transaction was completed after the
                                    Company received a decline. This Chargeback
                                    will be exercised only when such transaction
                                    cannot be promptly collected from the
                                    Cardholder.

03      Invalid Cardholder Account  The transaction was submitted using an
        Number Account number for which no valid Account exists or can be located.



04      Late Presentation of        The time from transaction date to date of
        Transaction                 processing exceeds the 60-day limit allowed
                                    by Bank, and the transaction cannot be
                                    promptly collected from the Cardholder. In
                                    the event the Company's employees or
                                    representatives accept payments at Company's
                                    retail locations and such payment is
                                    returned to Company for insufficient funds,
                                    Company must present Bank with the
                                    insufficient funds item within fourteen (14)
                                    days of Company's receipt of the item from
                                    its bank.

05      Cardholder Disputes         The Cardholder disputes the quality of
        Merchandise/Services        merchandise purchased or service rendered or
                                    any portion thereof, and Company has not
                                    responded to such dispute in accordance with
                                    Section 2.9 of the Merchant Services
                                    Agreement.


06      Alteration of Amount        The Cardholder claims that the purchase
                                    amount for which the Cardholder signed was
                                    altered after the Cardholder signed the
                                    Sales Slip and without the Cardholder's
                                    consent or direction. Only the difference
                                    will be charged back to the Company.


                                          DOCUMENTATION TO           DOCUMENTATION TO
CODE          DEFINITION                  SUPPORT CHARGEBACK         REVERSE CHARGEBACK
----          ----------                  ------------------         ------------------

01      Transaction without             D02 Authorization Report     None
        Required Authorization          for Sales Data;
                                        Cardholder Statement.



02      Declined Authorization          D02 Authorization Report     Sales Ticket
                                        showing Decline;
                                        Cardholder Statement.



03      Invalid Cardholder Account      R15 Reject-Re-entry Report;  None
        Number                          Purged Account Report.




04      Late Presentation of            Sales Ticket; Cardholder     None
        Transaction                     Statement.

05      Cardholder Disputes             Written Cardholder Claim.    Resolution of dispute by Company within time
        Merchandise/Services                                         frame set forth in section 2.9 of the
                                                                     Merchant Services Agreement evidenced by a
                                                                     signed agreement. Partial/Full Credit posted
                                                                     to Account.

06      Alteration of Amount            Cardholder's Receipt does    POS Transaction Log proving Cardholder
                                        not match copy of Sales      altered the amount.
                                        Ticket received from
                                        Company or the  Bank's
                                        Transaction Report.


CODE          DEFINITION                   EXPLANATION
----          ----------                   -----------


07      Duplicate Processing        Cardholder claims they have been charged
                                    twice for a transaction.




08      Non-Receipt of Credit       Cardholder claims that a Credit issued by
                                    the Company has never been posted to the
                                    Cardholder's Account or Cardholder received
                                    a cash refund in connection with a Card Sale
                                    and the Cardholder did not pay the Bank for
                                    such Card Sale. The Chargeback is limited to
                                    the amount of the Credit.

09      Unauthorized Purchase       The Cardholder, in writing, claims that
                                    neither the Cardholder nor any party
                                    authorized by the Cardholder participated in
                                    the transaction and that the Cardholder has
                                    no knowledge of the transaction.





10      Missing Signature           The Application or the Sales Slip is missing
                                    the Cardholder signature and the Cardholder
                                    does not recognize the Card Sale.


11      Non-Receipt of Goods or     Company submitted a Card Sale in which the
        Services                    goods or services were not yet shipped or
                                    otherwise provided to the Cardholder or the
                                    Cardholder claims they have not received the
                                    goods or services for which they have been
                                    charged.

12      Split Sale (where           A purchase for a single item cannot be split
        applicable)                 between the Card and another credit card or
                                    financing vehicle. However, the purchase can
                                    be split between the Card and cash or check
                                    or the Card and an unsecured general purpose
                                    bank card such as Visa, MasterCard or a
                                    NOVUS brand card.


13      No Card Application         Any transaction made by a Cardholder for
                                    whom a written Card application has not been
                                    submitted in accordance with Section 1006,
                                    paragraph 5, above, and the Cardholder
                                    claims they did not open an Account.


CODE          DEFINITION             DOCUMENTATION TO           DOCUMENTATION TO
----          ----------             SUPPORT CHARGEBACK         REVERSE CHARGEBACK
                                     ------------------         ------------------
07      Duplicate Processing         Cardholder statement(s).     Production of two Sales
                                                                  Slips with different
                                                                  authorization codes.
                                                                  POS Transaction Log

08      Non-Receipt of Credit        Cardholder's Credit Slip     None
                                     and Credit was not
                                     posted to Cardholder's
                                     Account.

09      Unauthorized Purchase        Written claim from           None
                                     Cardholder and copy of
                                     Sales Slip from Company.
                                     Bank compares signature
                                     on the Cardholder letter
                                     with signature on Sales
                                     Slip. Additional
                                     investigation may also be
                                      necessary.

10      Missing Signature            Unsigned Sales Slip/         None


11      Non-Receipt of Goods or      Written Cardholder           Shipping Invoice
        Services                     Complaint.                   Signed Delivery Ticket

12      Split Sale (where            Sales Slip; Written          None
        applicable)                  Cardholder Claim.

13      No Card Application          Written Cardholder Claim.    Copy of the Application





CODE          DEFINITION                   EXPLANATION
----          ----------                   -----------


14      Sale made with a            Any transaction made with a temporary credit
        Temporary Credit Card       card.

15      Mismatched or Incomplete    One or more of the following items on the
        Application                 Application provided by the Company employee
                                    or representative at the point-of-sale for
                                    telephone approvals or REAP approvals does
                                    not match the written application
                                    information provided by the applicant.

                                    1.  Type of Residence
                                    2.  Length of time at Residence
                                    3.  Employment information
                                    4.  Banking relationship
                                    5.  Applicant's and Joint Applicant's identification
                                    6.  Absence of Primary and/or Joint Applicant's
                                        signature
                                    7.  Income

16      Non-Receipt of Requested    Sales Slip or Credit Slip has not been
        Document                    provided within 15 business days in response
                                    to ticket retrieval request or within any
                                    other date as otherwise specified in the
                                    Merchant Services Agreement.



17      Non-Receipt of Special      Cardholder claims they have not received a
        Credit Plan Disclosure      point-of-sale disclosure describing the
                                    terms of the Special Credit Plan. This
                                    Chargeback will be exercised only when such
                                    transaction cannot be promptly collected
                                    from the Cardholder.

18      Invalid Credit Plan         Company charged a sale to an invalid credit
                                    plan or misrepresented the type of the
                                    credit plan to the Cardholder and the
                                    Cardholder claims they were told the plan
                                    was either valid or for a longer period of
                                    time.


19      Altered or Counterfeit      Card Sale made with invalid Cards and/or
        Cards                       Card Account number. This Chargeback will
                                    only be exercised when such transaction
                                    cannot be promptly collected from the
                                    Cardholder.

20      Improper Card Use           Card use for purposes other than personal,
                                    family, household and charitable purposes.

                                       DOCUMENTATION TO           DOCUMENTATION TO
CODE          DEFINITION               SUPPORT CHARGEBACK         REVERSE CHARGEBACK
----          ----------               ------------------         ------------------
14      Sale made with a               Card type listed on Sales    Slip with
        Temporary Credit Card          Sales Slip.                  Card Swipe

15      Mismatched or Incomplete       Application copy; NAPS       None
        Application                    record.

16      Non-Receipt of Requested       Request made to              None
        Document                       Company and Sales Slip or
                                       Credit Slip is not received
                                       within specified  time.

17      Non-Receipt of Special         Written Cardholder Claim.    Set procedure in place and written
        Credit Plan Disclosure                                      documentation regarding point-of-sale
                                                                    disclosures.

18      Invalid Credit Plan            Monetary File/Authorization  None
                                       Report reveals an invalid
                                       credit plan number;
                                       Written Customer complaint.


19      Altered or Counterfeit         Invalid Card.                None
        Cards

20      Improper Card Use              Name on Application is       None
                                       a business name.



CODE          DEFINITION                   EXPLANATION
----          ----------                   -----------

21      Failure to Give Cardholder  The Cardholder claims that they did not
        Agreement to Cardholder     receive the Cardholder Agreement at the
                                    point-of-sale for a new Account or that the
                                    Cardholder did not receive a catalog
                                    containing the Cardholder Agreement prior to
                                    opening an Account over the telephone in
                                    conjunction with a catalog order. This
                                    Chargeback will only be exercised when such
                                    transaction cannot be promptly collected
                                    from the Cardholder.

22      No Proper Identification    Company submitted an application that did
        For New Account             not contain evidence that Company's
        Application                 employees or representatives obtained and
                                    verified the appropriate identification for
                                    a New Account application. This Chargeback
                                    will only be exercised when such transaction
                                    cannot be promptly collected from the
                                    Cardholder.



23      No Proper Identification    Company's employee or representative failed
        For an Add-On-Sale          to note on the sales slip the two (2) types
        without a Card              of identification used and that no card was
                                    present at the time of the sale. This
                                    Chargeback will only be exercised when such
                                    transaction cannot be promptly collected
                                    from the Cardholder.

24      No Proper Identification    Company's employee or representative failed
        For Catalog, Phone or       to note on the sales slip the Cardholder's
        Fax Purchase                full address and telephone number for a
                                    catalog, phone or fax purchase. This
                                    Chargeback will only be exercised when such
                                    transaction cannot be promptly collected
                                    from the Cardholder.

25      Expired Cardholder Forms    Company's employees or representatives used
                                    Card forms that have expired or have been
                                    otherwise replaced by new forms by Bank.
                                    Only the portion of the transaction affected
                                    by the expired forms will be charged back to
                                    Company. This Chargeback will only be
                                    exercised when such transaction cannot be
                                    promptly collected from the Cardholder.


26      Employee Fraud              Company's employee or representative
                                    involved in fraud relating to the Card Plan.
                                     DOCUMENTATION TO           DOCUMENTATION TO
CODE          DEFINITION             SUPPORT CHARGEBACK         REVERSE CHARGEBACK
----          ----------             ------------------         ------------------
21      Failure to Give Cardholder   Written Cardholder Claim.    Well-documented  procedure
        Agreement to Cardholder                                   in place and training regarding
                                                                  handing out cardholder agreements
                                                                  and forms.

22      No Proper Identification     Application Copy;            None
        For New Account              NAPS record of
        Application                  verification of
                                     identification.

23      No Proper Identification     Sales Slip.                  Sales Slip with
        For an Add-On-Sale                                        identification notation.
        without a Card

24      No Proper Identification     Sales Slip.                  None
        For Catalog, Phone or
        Fax Purchase

25      Expired Cardholder Forms     Copy of Application-Form     None
                                     number indicates date on
                                     Form; Written Cardholder
                                     Claim.

26      Employee Fraud               Copy of Cardholder forms     None
                                     indicating Employee or
                                     Former-employee involvement.